CSFB04-AR02_G15_6B - Price/Yield - I-A-1

Balance	Contact Desk	Delay	24	WAC(1)	4.5969	WAM(1)	358
Coupon	2.8773	Dated	2/1/2004	NET(1)	4.2966	WALA(1)	2
Settle	2/27/2004	First Payment	3/25/2004

* PAYS GROUP NET WAC LESS [1.4193%] THROUGH MONTH 34, THEN NET WAC: APPROXIMATE NET MARGIN OF [1.96%] RUN TO EARLIEST OF BALLOON IN MONTH 34 AND 5% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

99-24	2.912	2.915	2.916	2.918	2.920	2.922	2.926	2.930	2.935	2.940
99-25	2.897	2.899	2.900	2.901	2.902	2.903	2.905	2.908	2.911	2.913
99-26	2.883	2.883	2.884	2.884	2.884	2.884	2.885	2.886	2.886	2.887
99-27	2.868	2.867	2.867	2.867	2.866	2.866	2.865	2.863	2.862	2.860
99-28	2.853	2.851	2.851	2.849	2.848	2.847	2.844	2.841	2.837	2.833
99-29	2.839	2.836	2.834	2.832	2.831	2.828	2.824	2.819	2.813	2.806
99-30	2.824	2.820	2.818	2.815	2.813	2.810	2.803	2.796	2.789	2.779
99-31	2.809	2.804	2.801	2.798	2.795	2.791	2.783	2.774	2.764	2.753
100-00	2.794	2.788	2.785	2.780	2.777	2.772	2.763	2.752	2.740	2.726
100-01	2.780	2.772	2.769	2.763	2.759	2.753	2.742	2.730	2.715	2.699
100-02	2.765	2.756	2.752	2.746	2.742	2.735	2.722	2.708	2.691	2.672
100-03	2.750	2.740	2.736	2.729	2.724	2.716	2.702	2.685	2.667	2.646
100-04	2.736	2.724	2.720	2.712	2.706	2.697	2.681	2.663	2.643	2.619
100-05	2.721	2.709	2.703	2.695	2.688	2.679	2.661	2.641	2.618	2.592
100-06	2.707	2.693	2.687	2.677	2.671	2.660	2.641	2.619	2.594	2.566
100-07	2.692	2.677	2.670	2.660	2.653	2.641	2.620	2.597	2.570	2.539
100-08	2.677	2.661	2.654	2.643	2.635	2.623	2.600	2.574	2.546	2.513

Spread** @ Center Price	65	75	78	84	88	93	101	109	116	122
WAL	2.23	2.06	1.99	1.90	1.84	1.74	1.60	1.46	1.33	1.21
Mod Durn	2.13	1.96	1.90	1.81	1.75	1.67	1.53	1.40	1.28	1.17
Principal Window	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06

LIBOR_6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR_1YR	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000
CMT_1YR	1.19800	1.19800	1.19800	1.19800	1.19800	1.19800	1.19800	1.19800	1.19800	1.19800

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.12	1.17	1.37	1.688	2.005	2.586	3.035	3.395

** SPREAD TO N

PRELIMINARY - SUBJECT TO CHANGE

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.